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                                                               Exhibit 99.(2)(a)

                              DECLARATION OF TRUST
                                       OF
                      POWERSHARES ZACKS LARGE CAP ACE FUND

     DECLARATION OF TRUST made as of this 28th day of January, 2005 (the "Declaration") by the Trustees hereunder (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the terms hereof, the "Trustees");

     WHEREAS, the Trustees desire to establish a closed-end management investment company (the "Trust") for the investment and reinvestment of funds contributed thereto;

     WHEREAS, the Trustees intend that this Declaration shall be the governing instrument of the Trust;

     NOW THEREFORE, the Trustees declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder, in trust, and that they will manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                                    ARTICLE I

                              NAME AND DEFINITIONS

     Section 1. NAME. This Trust shall be known as the "PowerShares Zacks Large Cap ACE Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

             (a) The "Trust" refers to the Massachusetts voluntary association established by this Declaration of Trust, as amended from time to time;

             (b) "Trustee" or "Trustees" refers to each signatory to this Declaration of Trust so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and qualified in accordance with Article V hereof and are then in office;

             (c) "Shares" mean the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of shares shall be divided from time to time;

             (d) "Shareholder" means a record owner of Shares;

             (e) The "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the Rules and Regulations thereunder, all as amended from time to time;

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             (f) The terms "Commission," "Interested Person," "Principal
     Underwriter" and "vote of a majority of the outstanding voting securities" shall have the meanings given them in the 1940 Act;

             (g) "Declaration of Trust" or "Declaration" shall mean this Declaration of Trust as amended or restated from time to time;

             (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time; and

             (i) "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

                                   ARTICLE II

                           NATURE AND PURPOSE OF TRUST

     The Trust is a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of a closed-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

     The Trust set forth in this instrument shall be deemed made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

                                   ARTICLE III

                  REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS

     The name of the registered agent of the Trust is CT Corporation at its office in Boston, Massachusetts. The principal place of business of the Trust is 855 West Prairie Avenue, Wheaton, Illinois 60187. The Trustees may, without the approval of Shareholders, change the registered agent of the Trust and the principal place of business of the Trust.

                                   ARTICLE IV

                               BENEFICIAL INTEREST

     Section 1. SHARES OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into such transferable Shares of beneficial interest, of such series or classes, and of such designations and par values (if any) and with such rights, preferences, privileges and restrictions as shall be determined by the

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Trustees in their sole discretion, without Shareholder approval, from time to time and shall initially consist of one class of transferable shares, par value $.01 per share. The number of Shares is unlimited and each Share shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any series or class of Shares, to create and establish (and to change in any manner) Shares or any series or classes thereof with such preferences, voting powers, rights and privileges as the Trustees may from time to time determine; to divide or combine the Shares or the Shares of any series or classes thereof into a greater or lesser number; to classify or reclassify any issued Shares into one or more series or classes of Shares; to abolish any one or more series or classes of Shares; and to take such other action with respect to the Shares as the Trustees may deem desirable. Except as may be specifically set forth in Section 2 of this
Article IV or in an instrument establishing and designating classes or series of Shares, the Shares shall have the powers, preferences, rights, qualifications, limitations and restrictions described below:

                   (i) In the event of the termination of the Trust the holders of the Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

                   (ii) Each holder of Shares shall be entitled to one vote for each Share held on each matter submitted to a vote of Shareholders, and the holders of outstanding Shares shall vote together as a single class.

                   (iii) Dividends or other distributions to Shareholders, when, as and if declared or made by the Trustees, shall be shared equally by the holders of Shares on a share for share basis, such dividends or other distributions or any portion thereof to be paid in cash or to be reinvested in full and fractional Shares of the Trust as the Trustees shall direct.

                   (iv) Any Shares purchased, redeemed or otherwise reacquired by the Trust shall be retired automatically and such retired Shares shall have the status of authorized but unissued Shares.

                   (v) Shares may be issued from time to time, without the vote of the Shareholders (or, if the Trustees in their sole discretion deem advisable, with a vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities). [Redacted].

                   (vi) The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust. The Trustees may from time to time, without the vote of Shareholders, divide or combine Shares into a greater or lesser number without thereby changing their proportionate beneficial interest in the Trust.

     Section 2. ESTABLISHMENT OF SERIES AND CLASSES OF SHARES.

     (a) SERIES. The Trustees, in their sole discretion, without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any series or class of Shares, from time to

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time may authorize the division of Shares into two or more series, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, upon and subject to the following provisions:

                   (i) All Shares shall be identical except that there may be such variations as shall be fixed and determined by the Trustees between different series as to purchase price, right of redemption, and the price, terms and manner of redemption, and special and relative rights as to dividends and on liquidation.

                   (ii) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

                   (iii) The power of the Trustees to invest and reinvest the assets of the Trust allocated or belonging to any particular series shall be governed by Section 1, Article VI hereof unless otherwise provided in the instrument of the Trustees establishing such series which is hereinafter described.

                   (iv) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the Shareholders of that series in proportion to the number of Shares of that series held by such Shareholders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular series of the Trust may be redeemed solely out of the assets of the Trust allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

                   (v) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares of all Series then entitled to vote shall be voted in the aggregate, except that (i) when required by the 1940 Act to be voted by individual Series or class, Shares shall be voted by individual series or class, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more series or classes, only Shareholders of such series or class shall be entitled to vote thereon.

                   (vi) The establishment and designation of any series of Shares shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or as otherwise provided in such instrument.

     (b) CLASSES. Notwithstanding anything in this Declaration to the contrary, the Trustees may, in their discretion, without obtaining any prior authorization or vote of the Shareholders of the Trust or of the Shareholders of any series or class of Shares, from time to time authorize the division of Shares of the Trust or any series thereof into Shares of one or more classes upon the execution by a majority of the

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Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such class or classes. All Shares of a class shall be identical with each other and with the Shares of each other class of the same series except for such variations between classes as may be approved by the Board of Trustees and set forth in such instrument of establishment and designation and be permitted under the 1940 Act or pursuant to any exemptive order issued by the Commission.

     Section 3. OWNERSHIP OF SHARES. The ownership and transfer of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

     Section 4. NO PREEMPTIVE RIGHTS, ETC. The holders of Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. The holders of Shares shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their Shares.

     Section 5. ASSETS AND LIABILITIES OF SERIES. In the event that the Trust, pursuant to Section 2(a) of this Article IV, shall authorize the division of Shares into two or more series, the following provisions shall apply:

     (a) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the Trust. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "Assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the series created from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items allocated to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

     (b) The assets belonging to a particular series shall be charged with the liabilities of the Trust in respect of that series and with all expenses, costs, charges and reserves attributable to that series and shall be so recorded upon the books of the Trust. Liabilities, expenses, costs, charges and reserves charged to a particular series, together with any General Items (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "liabilities belonging to" that series. In the event there are any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series (collectively "General Items"), the Trustees shall allocate and charge such General Items to and among any one or more of the series created from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable; and

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any General Items so allocated and charges to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

     Section 6. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting. Neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

                                    ARTICLE V

                                  THE TRUSTEES

     Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

     Section 2. QUALIFICATION AND NUMBER. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. By the vote or consent of the initial Trustee, or by a majority vote or consent of the Trustees as may subsequently then be in office, the Trustees may fix the number of Trustees at a number not less than three (3) nor more than twelve (12) and may fill the vacancies created by any such increase in the number of Trustees. Except as determined from time to time by resolution of the Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 4 of Article V.

     Section 3. TERM AND ELECTION.

             (a) Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor is elected and qualified, and any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his predecessor, if any. Any vacancy resulting from a newly created Trusteeship or the death, resignation, retirement, removal, or incapacity of a Trustee may be filled by the affirmative vote or consent of a majority of the Trustees then in office.

             (b) The Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. Within the limits of the above specified, the number of Trustees in each class shall be determined by resolution of the Board of Trustees. The Trustees mal also determine by resolution those Trustees in each class that shall be elected by Shareholders of a particular class (e.g., by a class of preferred Shares). The term of office of Class I shall expire on the date of the first annual meeting of the Shareholders or special

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     meeting in lieu thereof following the effective date of the registration statement relating to the Shares. The term of office of Class II shall expire on the date of the second annual meeting of the Shareholders or special meeting in lieu thereof following the effective date of the registration statement relating to the Shares. The term of office of Class III shall expire on the date of the third annual meeting of the Shareholders or special meeting in lieu thereof following the effective date of the registration statement relating to the Shares. Upon the expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office have expired. The Trustees shall be elected an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose.

     Section 4. RESIGNATION, RETIREMENT AND REMOVAL. Any Trustee may resign his trust or retire as a Trustee (without need for prior or subsequent accounting except in the event of removal) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee who has attained a mandatory retirement age established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; and any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument signed by a majority of the other Trustees. Except as aforesaid, any Trustee may be removed from office (i) for "cause" (as hereinafter defined) by written instrument, signed by at least three quarters (75%) of the remaining Trustees, specifying the date when such removal shall become effective; and (ii) with or without "cause" (as hereinafter defined), by a vote of at least a majority of the then Trustees, if such removal is approved by the holders of at least three-quarters (75%) of the outstanding Shares entitled to vote with respect to the election of such Trustee and present in person or by proxy at a meeting of the Shareholders called for such purpose. "Cause" shall require willful misconduct, dishonesty, fraud or a felony conviction. Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no resigning or removed Trustee shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

     Section 5. VACANCIES. The death, declination, resignation, retirement, removal, or incapacity, of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Trustees.

     Section 6. OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as automatically vested in the Trustees as shall be from time to time in office. Upon the resignation, retirement, removal, incapacity or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective without the execution or delivery of any conveyancing or other instruments. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

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     Section 7. VOTING REQUIREMENTS. In addition to the voting requirements imposed by law or by any other provision of this Declaration of Trust, the provisions set forth in this Article V may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article V be adopted, without the affirmative vote of the holders of at least three-quarters (75%) of the outstanding Shares. In the event the holders of the outstanding shares of any series or class are required by law or any other provision of this Declaration of Trust to approve such an action by a class vote of such holders, such action must be approved by the holders of at least three-quarters (75%) of the outstanding Shares of such series or class or such lower percentage as may be required by law or any other provision of this Declaration of Trust.

                                   ARTICLE VI

                               POWERS OF TRUSTEES

     Section 1. POWERS. The Trustees in all instances shall have full, absolute and exclusive power, control and authority over the Trust assets and the business and affairs of the Trust to the same extent as if the Trustees were the sole and absolute owners thereof in their own right. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. In construing the provisions of this Declaration of Trust, there shall be a presumption in favor of the grant of power and authority to the Trustees. Subject to any applicable limitation in this Declaration, the Trustees shall have power and authority:

             (a) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights, warrants, or contracts to acquire such securities, interests, or obligations, of any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their agencies, instrumentalities or subdivisions (including but not limited to, bonds, debentures, bills, time notes and all other evidences or indebtedness); negotiable or non-negotiable instruments; any and all options and futures contracts, derivatives or structured securities; government securities and money market instruments (including but not limited to, bank certificates of deposit, finance paper, commercial paper, bankers acceptances, and all kinds of repurchase agreements) and, without limitation, all other kinds and types of financial instruments;

             (b) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

             (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

             (d) To set record dates for any purpose;

             (e) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, investment subadviser, transfer agent, custodian, underwriter or other independent contractor or agent;

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             (f) Subject to Article IX, Section 1 hereof, to merge, or
     consolidate the Trust with any other corporation, association, trust or other organization; or to sell, convey, transfer, or lease all or substantially all of the assets of the Trust;

             (g) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

             (h) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

             (i) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in their or the Trust's name or in the name of a custodian or a nominee or nominees;

             (j) To issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares;

             (k) To set apart, from time to time, out of any funds of the Trust a reserve or reserves for any proper purpose, and to abolish any such reserve;

             (l) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

             (m) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

             (n) To make distributions to Shareholders;

             (o) To borrow money and to pledge, mortgage, or hypothecate the assets of the Trust;

             (p) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon such terms as shall be established by the Trustees;

             (q) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

             (r) To purchase and pay for out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, investment subadvisers or managers, principal

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     underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser, subadviser or manager, principal underwriter, or independent contractor, whether or not any such action may be determined to constitute negligence, and whether or not the Trust would have the power to indemnify such person against such liability; and

             (s) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     Any determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration of Trust shall be final and conclusive and shall be binding upon the Trust and every holder at any time of Shares, including, but not limited to the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any quoted price to be applied in determining the market value, of any security or other asset owned or held by the Trust; the fair value of any security for which quoted prices are not readily available, or of any other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per Share; any matter relating to the acquisition, holding and depositing of securities and other assets by the Trust; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, a borrowing, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities, and any matter relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Shares of the Trust. No provision of this Declaration of Trust shall be effective to protect or purport to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 2. MANNER OF ACTING, BY-LAWS. The By-Laws shall make provision from time to time for the manner in which the Trustees may take action, including, without limitation, at meetings within or without Massachusetts, including meetings held by means of a conference telephone or other communications equipment, or by written consents, the quorum and notice, if any, that shall be required for any meeting or other action, and the delegation of some or all of the power and authority of the Trustees to any one or more committees which they may appoint from their own number, and terminate, from time to time.

                                   ARTICLE VII

                              EXPENSES OF THE TRUST

     The Trustees shall have the power to reimburse themselves from the Trust property for their expenses and disbursements, to pay reasonable compensation to themselves from the Trust property, and to incur and pay out of the Trust property any other expenses which in the opinion of the Trustees are

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necessary or incidental to carry out any of the purposes of this Declaration of
Trust, or to exercise any of the powers of the Trustees hereunder.

                                  ARTICLE VIII

                         INVESTMENT ADVISER, UNDERWRITER
                               AND TRANSFER AGENT

     Section 1. INVESTMENT ADVISER. The Trust may enter into written contracts with one or more persons (which term shall include any firm, corporation, trust or association), to act as investment adviser or investment subadviser to the Trust, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.

     Section 2. UNDERWRITER; TRANSFER AGENT. The Trust may enter into a written contract or contracts with an underwriter or underwriters or distributor or distributors whereby the Trust may either agree to sell Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trustees may in their discretion from time to time enter into transfer agency and/or shareholder service contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may in their discretion deem advisable.

     Section 3. SERVICE AGREEMENTS. The Trustees may in their discretion from time to time enter into service agreements with respect to one or more series or class of Shares whereby the other parties to such service agreements will provide administration and/or support services pursuant to administration plans and service plans, in each case with such terms and conditions as the Trustees may in their discretion deem advisable.

     Section 4. PARTIES TO CONTRACT. Any contract of the character described in Sections 1, 2 and 3 of this Article VIII or in Article X hereof may be entered into with any corporation, firm, partnership, trust or association, including, without limitation, the investment adviser, any investment subadviser or an affiliate of the investment adviser or investment subadviser, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VIII, Article X, or the By-Laws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article X, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 3.

                                   ARTICLE IX

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. VOTING POWERS. Subject to the voting rights established with respect to a particular class of Shares in the by-laws or the resolutions establishing such class, the Shareholder shall have power to vote only: (a) for the election or removal of Trustees as provided in Article V, (b) with respect to any

                                       11
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investment advisory or management contract to the extent required by the
1940 Act, (c) with respect to any termination of the Trust or a series thereof to the extent and as provided in this Article IX, Section 1, (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in
Article XIII, Section 4, (e) with respect to a merger or consolidation of the Trust or any series thereof with any corporation, association, trust or other organization or a reorganization or recapitalization of the Trust or series thereof, or a sale, lease or transfer of all or substantially all of the assets of the Trust or any series thereof (other than in the regular course of the Trust's investment activities) to the extent and as provided in this Article IX,
Section 1, (f) to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (g) [redacted], (h) to approve a transaction subject to Article XIII, Section 7, and (i) with respect to such additional matters relating to the Trust as may be required by law, the 1940 Act, this Declaration of Trust, the By-Laws of the Trust, or any registration of the Trust with the Commission or any State, or as the Trustees may consider necessary or desirable.

     An affirmative vote of the holders of at least three-quarters (75%) of the outstanding Shares of the Trust (or, in the event of any action set forth below affecting only one or more series or classes of the Trust, an affirmative vote of the holders of at least three-quarters (75%) of the outstanding Shares of such affected series or class) shall be required to approve, adopt or authorize
(i) a merger or consolidation or statutory share exchange of the Trust or a series of the Trust with any corporation, association, trust or other organization or a reorganization or recapitalization of the Trust or a series of the Trust, (ii) a sale, lease or transfer of all or substantially all of the assets of the Trust or series of the Trust (other than in the regular course of the Trust's investment activities), or (iii) a liquidation, dissolution or termination of the Trust or a series of the Trust (other than a termination by the Trustees as provided for in Section 1 of Article XIII hereof), unless in any case such action is recommended by the Trustees, in which case the affirmative vote of a majority of the outstanding voting securities of the Trust or the affected series or class shall be required.

     Section 2. MEETINGS. Meetings of the Shareholders of the Trust or any one or more series thereof may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of the Shareholders shall be held at such place within the United States as shall be fixed by the Trustees, and stated in the notice of the meeting. Meetings of the Shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days' written notice of any meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

     Section 3. QUORUM AND ACTION. (a) The Trustees shall set in the By-Laws the quorum required for the transaction of business by the Shareholders at a meeting, which quorum shall in no event be less than thirty percent (30%) of the Shares entitled to vote at such meeting. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

     (b) The Shareholders shall take action by the affirmative vote of the holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the Shares present in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by any provision of this Declaration of Trust or the By-Laws.

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     Section 4. VOTING. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. In the event that there is more than one series of the Shares, Shares shall be voted as provided in Sections 2(a)(v) and 2(b) of Article IV. There shall be no cumulative voting in the election of Trustees or on any other matter submitted to a vote of the Shareholders. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or the By-Laws of the Trust to be taken by Shareholders.

     Section 5. ACTION BY WRITTEN CONSENT IN LIEU OF MEETING OF SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting by written action signed by all of the Shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those Shareholders, unless a different effective time is provided in the written action.

                                    ARTICLE X

                                    CUSTODIAN

     All securities and cash of the Trust shall be held by one or more custodians and subcustodians, each meeting the requirements for a custodian contained in the 1940 Act, or shall otherwise be held in accordance with the 1940 Act.

                                   ARTICLE XI

                          DISTRIBUTIONS AND REDEMPTIONS

     Section 1. DISTRIBUTIONS. The Trustees may in their sole discretion from time to time declare and pay, or may prescribe and set forth in a duly adopted vote or votes of the Trustees, the bases and time for the declaration and payment of, such dividends and distributions to Shareholders as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or any series or class with respect to, nor any redemption or repurchase of, the Shares of any series or class, shall be effected by the Trust other than from the assets held with respect to such series or class, nor shall any Shareholder of any particular series or class otherwise have any right or claim against the assets held with respect to any other series or class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other series or class. Except as provided with respect to a particular class in the by-laws or resolutions establishing such class, all dividends and other distributions on shares of a particular series shall be distributed pro-rata to the Shareholder of that series in proportion to the number of Shares of that series they held on the record date established for such payment. The Trustees may adopt and offer to shareholders such dividend reinvestment plans, cash dividend pay-out plans and similar plans as the Trustees deem appropriate.

     Section 2. [REDACTED].

     Section 3. REDEMPTION PRICE. Shares shall be redeemed at their net asset value (less any applicable redemption fee or sales charge) determined as set forth in Section 7 of this Article XI as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be the net asset value of such Shares next determined as set forth in such Section hereof after receipt of such application.

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     Section 4. PAYMENT. Payment of the redemption price of Shares of the Trust or any series or class thereof shall be made in cash or in property or partly in cash and partly in property to the Shareholder at such time and in the manner as may be specified from time to time in the Trust's then effective prospectus under the Securities Act of 1933.

     Section 5. REDEMPTION OF SHAREHOLDER'S INTEREST. Subject to the provisions of the 1940 Act, the Trustees, in their sole discretion, may cause the Trust to redeem all of the Shares of the Trust or one or more series of the Trust held by any Shareholder for any reason under terms set by the Trustees, including, but not limited to (i) if the value of such Shares held by such Shareholder is less than the minimum amount established from time to time by the Trustees; (ii) the determination by the Trustees that direct or indirect ownership of Shares by any person has become concentrated in such Shareholder to any extent that would disqualify that series as a regulated investment company under the Internal Revenue Code of 1986, as amended, (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to such Shareholder, or (iv) failure of a Shareholder to meet or maintain the qualifications for ownership of a particular class or Series of Shares. The Trustees may specify conditions, prices and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any deferred sales charge to be withheld from redemption proceeds.

     Section 6. SUSPENSION OF RIGHT OF REDEMPTION. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Trust to redeem Shares
(a) during any period when the New York Stock Exchange (the "Exchange") is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Trust normally utilizes is restricted, or an emergency exists as determined by the Commission so that disposal of the Trust's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Commission may by order, rule or otherwise permit.

     Section 7. DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS. The Trustees may in their sole discretion from time to time prescribe and shall set forth in the By-Laws or in a duly adopted vote or votes of the Trustees such bases and times for determining the per Share net asset value of the Shares and the valuation of portfolio assets as they may deem necessary or desirable.

     The Trust may suspend the determination of net asset value during any period when it may suspend the right of the holders of Shares to require the Trust to redeem Shares.

     Section 8. DISCLOSURE OF HOLDINGS. The holders of Shares or others securities of the Trust shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended, or to comply with the requirements of any other law or regulation, and ownership of Shares may be disclosed by the Trust if so required bylaw or regulation.

                                   ARTICLE XII

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 1. LIMITATION OF LIABILITY. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, subadviser, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Nothing contained herein shall protect any Trustee

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against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recitals as they or he may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

     All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

     Section 2. TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions thereunder shall be binding upon everyone interested. A Trustee shall be liable only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 3. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 4. INDEMNIFICATION. Subject to the exceptions and limitations contained in this Section 4, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

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     No indemnification shall be provided hereunder to a Covered Person:

          (a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

          (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; or

          (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct:

                   (i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                   (ii)     by written opinion of independent legal counsel.

     The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

     Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 4 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this
Section 4, provided that either:

          (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

          (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Section 4, a "Disinterested Trustee" is one (x) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (y) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

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     As used in this Section 4, the words "claim," "action," "suit" or
"proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     Section 5. SHAREHOLDERS. No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Share or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

     Section 6. DERIVATIVE ACTIONS. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust would otherwise result, or if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter, or the amount of such remuneration.

     Such demand shall be mailed to the Secretary or Clerk of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust shall be subject to the right of the Shareholders under Section 6.8 of the Declaration to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 1. TERMINATION OF TRUST. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust or any series of the Trust may be terminated at any time by the Trustees by written notice to the Shareholders of the Trust, or such Series as the case may be, without a vote of the Shareholders of the Trust, or of such series, or the Trust or any series of the Trust may be terminated by the affirmative vote of the Shareholders in accordance with Section 1 of Article IX hereof.

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     Upon termination of the Trust or any series thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or of the particular series thereof to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the holders of the Shares of the Trust or such series in the manner set forth by resolution of the Trustees.

     Section 2. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment shall be filed by the Trustees with the Secretary of State of the Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required, provided, however, that the failure to so file will not invalidate this instrument or any properly authorized amendment hereto. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments. In this instrument or in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as a whole and as amended or affected by any such amendment, and masculine pronouns shall be deemed to include the feminine and the neuter, as the context shall require. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 3. TRUSTEES MAY RESOLVE AMBIGUITIES. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

     Section 4. AMENDMENTS. (a) Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend or otherwise supplement the Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration. Without limiting the foregoing power reserved to the Trustees, the Trustees may, without any Shareholder vote, amend the Declaration to change the name or principal office of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary or advisable, to conform the Declaration to the requirements of applicable law, including the 1940 Act and the Internal Revenue Code of 1986, as amended, but the Trustees shall not be liable for failing to do so. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in
Section 1 of Article IX; (ii) any amendment to this Section 4 of Article XIII;
(iii) any amendment as may be required by law or by the Trust's registration statement to be approved by Shareholders; and (iv) any amendment submitted to them by the Trustees. Except as otherwise specifically provided in this Declaration of Trust, any amendment on which Shareholders have the right to vote shall require a "vote of a majority of the outstanding voting securities" of the Trust, or the written consent, without a meeting, of the holders of Shares representing not less than a majority of the voting power of the Shares of the Trust, except that an amendment which in the determination of the Trustees shall affect the holders of one or more series of Shares but not the holders of all outstanding series shall be authorized by a "vote of a majority of the outstanding voting securities" of each series affected and no vote of Shareholders of a series not affected shall be required. Notwithstanding anything herein to the contrary, the Trustees may amend any provision of this Declaration for any reason at any time before a registration statement under the Securities Act of 1933, as amended, covering the initial public offering of Shares has become effective.

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     (b) Nothing contained in the Declaration shall permit the amendment of the
Declaration to impair the exemption from personal liability of the Shareholders, former Shareholders, Trustees, officers, or employees of the Trust or to permit assessments upon Shareholders or former Shareholders. Notwithstanding anything else herein, any amendment to Article XII shall not limit the rights to indemnification or insurance provided therein with respect to actions or omissions of persons entitled to indemnification under such Article prior to such amendment.

     Section 5. ELECTIVE CONVERSION TO OPEN-END INVESTMENT COMPANY. Notwithstanding any other provisions of this Declaration or the By-laws of the Trust [redacted], a favorable vote of a majority of the Trustees then in office followed by the favorable vote of the holders of not less than three-quarters (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a "redeemable security" as that term is defined in the 1940 Act, unless such amendment has been approved by three-quarters (75%) of the Trustees, in which case approval by a vote of a majority of the Shares outstanding and entitled to vote shall be required. Upon the adoption of a proposal to convert the Trust from a "closed-end company" to an "open-end company," as those terms are defined by the 1940 Act, and the necessary amendments to this Declaration to permit such a conversion of the Trust's outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an "open-end" investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

     Section 6. [REDACTED].

     Section 7. CERTAIN TRANSACTIONS.

             (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of a majority of the Trustees then in office followed by the affirmative vote or consent of holders of not less than three-quarters (75%) of the Shares of each affected class or series of Shares outstanding voting as separate classes or series, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

             (b) The term "Principal Shareholder" shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of any class or series of Shares and shall include any affiliate or associates, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purpose of this Section, in addition to the Shares which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above, by any other corporation, Person or entity with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, of which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and
     (b) the outstanding Shares shall include

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     Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

             (c)   This Section shall apply to the following transactions:

                   (i) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

                   (ii) The issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan).

                   (iii) The sale, lease or exchange to the Trust or any subsidiary thereof, ' in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

                   (iv) The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

             (d)   The provisions of this Section shall not be applicable to
     (i) any of the transactions described in paragraph (c) of this Section if three-quarters (75%) of the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by the vote of a majority of the Shares outstanding and entitled to vote shall be the only vote of Shareholders required by this Section, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owner of record or beneficially by the Trust and its subsidiaries.

             (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a corporation, Person or entity beneficially owns five percent (5%) or more of the outstanding Shares of any Class or Series, (ii) a corporation, Person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

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     IN WITNESS WHEREOF, the undersigned, being the sole initial Trustee of the
Trust, has executed this instrument as of the date first written above.

                                         /s/ H. Bruce Bond
                                         ---------------------------------------
                                         H. Bruce Bond,
                                          as Trustee
                                         855 West Prarie Avenue
                                         Wheaton, Illinois 60187

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